UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 16, 2020 (July 15, 2020)

SAVE FOODS, INC.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

000-56100	26-468460
(Commission File Number)	(I.R.S. Employer Identification No.)

Habarzel 7, Tel Aviv, Israel, 6971011

(Address of principal executive offices) (Zip Code)

Tel: +972 72 2116144

(Registrant’s telephone number, including area code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Director

On July 15, 2020, the board of directors of Save Foods, Inc. (the “Board” and the “Company”, respectively) appointed Mr. Joachim Fuchs to serve as a member of the Board and to fill a vacancy following the resignation of Mr. Doron Shorrer, whose resignation from the Board was reported on Form 8-K on June 23, 2020. Below is a description of Mr. Fuch’s relevant business experience:

The biography for Mr. Fuchs is as follows:

Mr. Joachim Fuchs is an experienced high tech executive and entrepreneur, with over 40 years of experience in the technology and manufacturing industries. In 1977, Mr. Fuchs took an active role in the founding of Toptex in Germany and later, in 1996, Advanced Refueling Systems (A.R.S.) in Israel. Additionally, Mr. Fuchs has vast experience in the cyber security and smart card industries, specifically as Vice President of Business Development at Athena Smartcard Solutions, which role he held from 2001 up through its acquisition by NXP Semiconductors in 2015. Following the acquisition, Mr. Fuchs continued at NXP Semiconductors as a Senior Director and Management Consultant until 2018.

Family Relationships

Mr. Fuchs does not have a family relationship with any of the current officers or directors of the Company.

Related Party Transactions

There are no related party transactions reportable under Item 5.02 of Form 8-K and Item 404(a) of Regulation S-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SAVE FOODS, INC.

	By:	/s/ Dan Sztybel
	Name:	Dan Sztybel
	Title:	Chief Executive Officer

Date: July 16, 2020